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                                                              EXHIBIT 23.1

                               [LETTERHEAD]


                     CONSENT OF INDEPENDENT ACCOUNTANTS

                              ---------------

We consent to the incorporation by reference in this registration statement on Form S-3 (Registration No. 33-53095) of our reports dated March 6, 1995 on our audits of the consolidated financial statements and financial statement schedules of Conseco, Inc. and subsidiaries as of December 31, 1994 and 1993 and for the years ended December 31, 1994, 1993 and 1992. We also consent to the reference to our firm under the caption "Experts."


                                               Coopers & Lybrand L.L.P.
                                               -----------------------------
                                               COOPERS & LYBRAND L.L.P.

Indianapolis, Indiana
January 2, 1996